Exhibit (d)(18)(M)

John Hancock Trust

AMENDMENT TO SUBADVISORY AGREEMENT

T. Rowe Price Associates, Inc.

AMENDMENT made as of this 31st day of December, 2010 to the Subadvisory Agreement dated January 28, 1999, as amended (the "Agreement"), between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the "Adviser"), and T. Rowe Price Associates, Inc., a Maryland Corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement, "Compensation of Subadviser," is hereby amended to revise the subadvisory fees of the Capital Appreciation Value Trust and to add the following portfolio:

Large Cap Value Trust

(the "Portfolio")

2.	SUBADVISORY AGREEMENT

In all other respects, the Agreement is confirmed and remains in full force and effect.

2.	EFECTIVE DATE

This Amendment shall become effective on the later to occur of (i) approval of this amendment by the Trustees of the John Hancock Trust and (ii) the date of its execution; except that it will become effective with regards to the Large Cap Value Trust on December 31, 2010.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

John Hancock Investment Management Services, LLC

By:	/s/ Andrew Arnott

T. Rowe Price Associates, Inc.

By:	/s/ Fran Pollack-Matz
Fran Pollack-Matz
Vice President & Senior Legal Counsel

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APPENDIX A

Blue Chip Growth Trust

Equity-Income Trust

Health Sciences Trust

Large Cap Value Trust

Mid Value Trust

Small Company Value Trust

Science & Technology Trust

Small Company Value Trust

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

Portfolio	First $[ ] of Aggregate Net Assets*	Between $[ ] and $[ ] of Aggregate Net Assets*	Between $[ ] and $[ ] of Aggregate Net Assets*	Between $[ ] and $[ ] of Aggregate Net Assets*	Excess Over $[ ] of Aggregate Net Assets*
Blue Chip Growth Trust	[ ]%	[ ]%	[ ]%	[ ]%#	[ ]%
Equity-Income Trust	[ ]%	[ ]%	[ ]%	[ ]%##	[ ]%
Health Sciences Trust	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Mid Value Trust	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Science & Technology Trust	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Small Company Value Trust	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

#When Aggregate Net Assets exceed $[ ]on any day, the annual rate of subadvisory fee for that day is [ ]% on the first $[ ]of Aggregate Net Assets.

##When Aggregate Net Assets exceed $[ ]on any day, the annual rate of subadvisory fee for that day is [ ]% on the first $[ ]of Aggregate Net Assets.

Portfolio	First $[ ] of Aggregate Net Assets*	Between $[ ] and $[ ] of Aggregate Net Assets*	Between $[ ] and $[ ] of Aggregate Net Assets*	Between $[ ] and $[ ]of Aggregate Net Assets*	Excess Over $[ ] of Aggregate Net Assets*
Large Cap Value	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

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*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust managed by the Subadviser. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below managed by the Subadviser, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the custodian or fund accountant as of the close of business on the previous business day of the Trust, and the net assets of each other portfolio are determined as of the close of business on the previous business day of that other portfolio.

Trust Portfolio(s)	Other Portfolio(s)

Blue Chip Growth Trust	Blue Chip Growth Fund, a series of John Hancock Funds II

Equity-Income Trust	Equity-Income Fund, a series of John Hancock Funds II

Health Sciences Trust	Health Sciences Fund, a series of John Hancock Funds II

Large Cap Value Trust	Large Cap Value Fund, a series of John Hancock Funds II

Mid Value Trust	Mid Value Fund, a series of John Hancock Funds II

Science & Technology Trust	Science & Technology Fund, a series of John Hancock Funds II

Small Company Value Trust	Small Company Value Fund, a series of John Hancock Funds II

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Applicable Annual Fee Rate is then applied to Portfolio assets as described below. The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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APPENDIX A

Balanced Trust

New Income Trust

(formerly, Spectrum Income Trust)

The Subadviser shall serve as investment subadviser for the Portfolios of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

Portfolio	First $[ ]of Net Assets	Next $[ ] of Net Assets	Next $[ ] of Net Assets	Excess Over $[ ] of Net Assets
Balanced Trust	[ ]%	[ ]%	[ ]%	[ ]%

Portfolio	First $[ ] of Net Assets**	Next $[ ] of Net Assets**#	Next $[ ] of Net Assets**	Next $[ ] of Net Assets**	Excess Over $[ ]of Net Assets**
New Income Trust*(formerly Spectrum Income Trust)	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

#When net assets exceed $[ ]on any day, the annual rate of subadvisory fee for that day is [ ]% on the first $[ ]of net assets of the New Income Trust.

**On any day that the effective fee based on the net assets of the New Income Trust exceeds [ ]%, the effective fee will be reduced to [ ]%.

For purposes of determining Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio are determined by the Custodian or fund accountant as of the close of business on the previous business day of the Portfolio.

The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to the Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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APPENDIX A

Capital Appreciation Value Trust

The Subadviser shall serve as subadviser for the Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

If Aggregate Net Assets are less than $[ ], the following fee schedule shall apply:

Portfolio	First $[ ]of Aggregate Net Assets*		Excess Over $[ ]of Aggregate Net Assets*
Capital Appreciation Value Trust	[ ]	%	[ ]	%

If Aggregate Net Assets equal or exceed $[ ] but are less than $[ ], the following fee schedule shall apply:

Portfolio	First $[ ] of Aggregate Net Assets*		Excess Over $[ ] of Net Aggregate Assets*
Capital Appreciation Value Trust	[ ]	%	[ ]	%

If Aggregate Net Assets equal or exceed $[ ] but are less than $[ ], the following fee schedule shall apply:

Portfolio	First $[ ] of Aggregate Net Assets*		Excess Over $[ ]of Aggregate Net Assets*
Capital Appreciation Value Trust	[ ]	%	[ ]	%

If Aggregate Net Assets equal or exceed $[ ], the following fee schedule shall apply:

Portfolio	All Asset Levels
Capital Appreciation Value Trust	[ ]	%

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*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust managed by the Subadviser. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below managed by the Subadviser, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the custodian or fund accountant as of the close of business on the previous business day of the Trust, and the net assets of each other portfolio are determined as of the close of business on the previous business day of that other portfolio.

Trust Portfolio(s)	Other Portfolio(s)
Capital Appreciation Value Trust	Capital Appreciation Value Fund, a series of John Hancock Funds II

The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to the Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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